EXHIBIT I

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: March 24, 2003
/s/ PATRICK G. RYAN
Patrick G. Ryan

/s/ SHIRLEY W. RYAN
Shirley W. Ryan

/s/ PATRICK G. RYAN, JR.
Patrick G. Ryan, Jr.

/s/ ROBERT J.W. RYAN
Robert J.W. Ryan